UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2017

TEXAS CAPITAL BANCSHARES, INC.
(Name of Registrant)

Delaware (State or other jurisdiction of incorporation or organization)	001-34657 (Commission File Number)	75-2679109 (I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive officers)
75201
(Zip Code)
214-932-6600
(Registrant's telephone number,
including area code)
N/A
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)
On May 30, 2017, Texas Capital Bancshares, Inc. (the "Company") announced that Peter B. Bartholow, Chief Financial Officer, Chief Operating Officer and director of the Company, will step down as Chief Financial Officer effective June 30, 2017, and will retire from the Company effective December 31, 2017. Julie Anderson, who currently serves as Chief Accounting Officer of the Company and Chief Financial Officer of Texas Capital Bank, N.A. (the "Bank"), will be promoted to Chief Financial Officer of the Company effective July 1, 2017. Mr. Bartholow will remain Chief Operating Officer and a member of the board of directors until his retirement.

Ms. Anderson, age 49, has served as the Company's Controller since February 1999 and Chief Accounting Officer since December 2003. In July 2013, she assumed the role of Chief Financial Officer of the Bank and in May 2014, she assumed the role of Secretary of the Company. In connection with her promotion, Ms. Anderson and the Company entered into an Amended and Restated Executive Employment Agreement dated May 30, 2017 (the "Amended Agreement"). The terms of the Amended Agreement are summarized below.

(e)
In connection with his retirement, Mr. Bartholow entered into a Retirement Transition and Award Agreement dated May 30, 2017 (the "Retirement Agreement") with the Company which provides that Mr. Bartholow will continue to receive his current base salary through December 31, 2017, and will be eligible to receive an annual cash incentive bonus for fiscal 2017 subject to the achievement of established performance metrics. In addition, Mr. Bartholow will receive the following compensation in connection with his retirement and continuation of non-competition and non-solicitation obligations through December 2019:

1.
A cash payment equal to eighteen (18) months of Mr. Bartholow's base salary as in effect on December 31, 2017, plus a cash payment equal to $510,000, each payable in equal semi-monthly installments, over a period of eighteen (18) months in accordance with the Company's regular payroll practices.

2.
Continued vesting of the Performance RSUs, as defined in the Retirement Agreement, and any other performance-based awards granted to Mr. Bartholow pursuant to the Texas Capital Bancshares, Inc. 2015 Long-Term Incentive Plan, as amended ("LTIP"), prior to December 31, 2017, in accordance with their terms and subject to the achievement of the applicable performance conditions, that remain outstanding as of December 31, 2017.

3.
Continued vesting of the Time-Based RSUs, as defined in the Retirement Agreement, and any time-based awards granted prior to December 31, 2017 granted pursuant to the LTIP that do not otherwise vest on December 31, 2017, in accordance with their terms; provided, however, that the value of the Time-Based RSUs shall be determined using the average closing price of the Company's common stock for the twenty (20) consecutive trading days immediately prior to May 26, 2017 ($76.37) and all Time-Based RSUs shall be converted into the right to receive payment solely in cash on the applicable payment date for each such award.

4.
Prior to or on December 31, 2017, the Company shall grant Mr. Bartholow a cash bonus opportunity with an aggregate threshold amount equal to $435,000, subject to the terms and conditions of a written bonus agreement that will include, without limitation, (a) payment of $217,500 of the cash award in cash on June 30, 2020, and (b) the remaining 50% of the cash award converted into 2,848 cash-settled restricted stock units, subject to vesting based on the same performance metrics and provisions contained in the 2017 RSUs, as defined in the Retirement Agreement, and subject to certain restrictive covenants that continue in effect for the entire vesting period of the award.

The description of the Retirement Agreement is not complete and is qualified in its entirety by reference to the Retirement Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the above executive changes, Mrs. Anderson entered into the Amended Agreement which sets forth the terms of her continued employment. The Amended Agreement has an eighteen month initial term and is automatically renewable for successive one-year terms, unless earlier terminated in accordance with its terms. If Ms. Anderson's employment is terminated by the Company without Cause or with notice, or she terminates her employment for Good Reason, as such terms are defined in the Amended Agreement, she is entitled to a cash severance benefit of twelve months' base salary plus her average annual cash bonus for the two preceding bonus plan years, among other benefits. If Ms. Anderson's employment is terminated without

Cause or for Good Reason within the period beginning 90 days before and ending 18 months following a Change in Control of the Company, Ms. Anderson is entitled to a cash severance benefit equal to 2.5 times her average base salary and average cash bonus for the two preceding bonus plan years, among other benefits.

The description of the Amended Agreement is not complete and is qualified in its entirety by reference to the Amended Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated May 30, 2017 of Texas Capital Bancshares, Inc. announcing executive changes

10.1	Retirement Transition and Award Agreement dated May 30, 2017, between Texas Capital Bancshares, Inc. and Peter Bartholow

10.2	Amended and Restated Executive Employment Agreement dated May 30, 2017, between Texas Capital Bancshares, Inc. and Julie Anderson

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 1, 2017	TEXAS CAPITAL BANCSHARES, INC.

		By:	/s/ Julie Anderson
Julie Anderson Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated May 30, 2017 of Texas Capital Bancshares, Inc. announcing executive changes

10.1	Retirement Transition and Award Agreement dated May 30, 2017, between Texas Capital Bancshares, Inc. and Peter Bartholow

10.2	Amended and Restated Executive Employment Agreement dated May 30, 2017, between Texas Capital Bancshares, Inc. and Julie Anderson